UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 19, 2015

CIMAREX ENERGY CO.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31446	45-0466694
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700, Denver, Colorado	80203-4537
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 303-295-3995

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On May 20, 2015, Cimarex Energy Co. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Barclays Capital Inc. as representatives of the several underwriters named therein (collectively, the “Underwriters”), in connection with the Company’s public offering and sale (the “Offering”) of 6,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $109.00 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 900,000 shares of Common Stock on the same terms (the “Option”), which was exercised in full on May 20, 2015.

The Offering is expected to close on or about May 26, 2015. The Company will receive net proceeds of approximately $729.5 million (after deducting the Underwriters’ discount) from the Offering (including the full exercise of the Option). The Company intends to use the net proceeds from the Offering for general corporate purposes and to fund increased drilling and completion activity in the second half of 2015 and more significantly in 2016.

The Offering is being made pursuant to a prospectus supplement, dated May 20, 2015, and the base prospectus, dated September 17, 2012, relating to the Company’s Registration Statement on Form S-3 (File No. 333-183939) (the “Registration Statement”).

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 7.01                                           Regulation FD Disclosure.

On May 19, 2015, the Company announced that it had commenced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On May 20, 2015, the Company announced that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is deemed to be

“furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated May 20, 2015, by and among Cimarex Energy Co. and J.P. Morgan Securities LLC and Barclays Capital Inc. as representatives of the several underwriters.
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).
99.1	Press release of Cimarex Energy Co. dated May 19, 2015.
99.2	Press release of Cimarex Energy Co. dated May 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: May 21, 2015	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated May 20, 2015, by and among Cimarex Energy Co. and J.P. Morgan Securities LLC and Barclays Capital Inc. as representatives of the several underwriters.
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).
99.1	Press release of Cimarex Energy Co. dated May 19, 2015.
99.2	Press release of Cimarex Energy Co. dated May 20, 2015.